                                POWER OF ATTORNEY

        This Statement confirms that I, the undersigned, Mark Angel, have authorized and designated Michael S. Fields, Jay Jones, William A. Bose, William
Feichtmann and John D. Bergeron, and each of them (each an "Authorized
Signatory"), as my true and lawful attorney-in-fact to execute and file on my behalf any and all Forms 3, 4 and 5 (including any amendments thereto) as required by Section 16 of the Securities and Exchange Act of 1934 and any
Schedule 13D or Schedule 13G (including any amendments thereto) that I may be required to file with the United States Securities and Exchange Commission as a
result of my ownership of, or transactions in, securities of KANA SOFTWARE, INC.
(the "Company").

        The authority of each Authorized Signatory as my attorney-in-fact under this Confirming Statement shall continue until I am no longer required to file
Forms 3, 4 and 5 and Schedules 13D and 13G with regard to my ownership of, or transactions in, securities of the Company, unless earlier revoked in writing. I acknowledge that none of the Authorized Signatories, in serving in the capacity as my attorney-in-fact at my request, is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                                        /s/ Mark Angel
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                                        Signature

                                        Mark Angel
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                                        Print Name

                                        Date: July 8, 2009
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